PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated August 15, 2007)	REGISTRATION NO. 333-78575

1,000,000,000 Depositary Receipts
Internet HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Internet HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Amazon.com, Inc.	AMZN	18	NASDAQ
CMGI Inc.(1)	CMGI	1	NASDAQ
CNET Networks, Inc.	CNET	4	NASDAQ
EarthLink, Inc.	ELNK	6.23	NASDAQ
eBay Inc.	EBAY	48	NASDAQ
E*TRADE Financial Corporation	ETFC	12	NASDAQ
McAfee, Inc.	MFE	7	NYSE
Priceline.com Incorporated	PCLN	1.1667	NASDAQ
RealNetworks, Inc.	RNWK	8	NASDAQ
TD Ameritrade HLDG Corp.	AMTD	9	NASDAQ
Time Warner Inc.	TWX	42	NYSE
Yahoo! Inc.	YHOO	52	NASDAQ

(1)           Effective November 21, 2007, CMGI Inc. (NASDAQ ticker “CMGID”), an underlying constituent of the Internet HOLDRS Trust, changed its ticker symbol to “CMGI.”

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is December 31, 2007.